Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of March 1, 2021, is entered into by and among Tailwind Acquisition Corp., a Delaware corporation (the “Company”), Tailwind Sponsor LLC, a Delaware limited liability company (“Tailwind Sponsor”), the QOMPLX Stockholders (defined below), and each other Person who after the date hereof acquires Common Stock of the Company and becomes party to this Agreement by executing a Joinder Agreement (such Persons, collectively with the QOMPLX Stockholders, the “Stockholders”).

WHEREAS, pursuant to that certain Business Combination Agreement, dated as of March 1, 2021 (as the same may be further amended, modified or otherwise supplemented from time to time, the “BCA”), by and among the Company, QOMPLX, Inc., a Delaware corporation (“QOMPLX”), Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Rationem, LLC, in its capacity as the representative of the QOMPLX Stockholders as set forth herein (the “QOMPLX Stockholder Representative”), Merger Sub will merge with and into QOMPLX, with QOMPLX surviving such merger, and, after giving effect to such merger, QOMPLX will be a wholly-owned subsidiary of Tailwind;

WHEREAS, as of immediately prior to the consummation of the transactions contemplated by the BCA (the “Transactions”), the Company will have a total of 500,000,000 shares of Class A common stock authorized, 33,421,570 of which will be issued and outstanding, and a total of 50,000,000 shares of Class B common stock authorized, 8,355,393 of which will be issued, outstanding and held by Tailwind Sponsor (the “Tailwind Founder Shares”);

WHEREAS, concurrently with the consummation of the Transactions, the Class B common stock of the Company (including the Tailwind Founder Shares) will automatically convert into shares of Class A common stock of the Company on a one-for-one basis pursuant to the Amended and Restated Certificate of Incorporation of the Company, dated as of September 1, 2020;

WHEREAS, as part of the Transactions, the QOMPLX Stockholders will receive stock of Tailwind in a transaction that was intended to be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and obligations associated with the ownership of shares of Common Stock.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Article I.
DEFINITIONS

Section 1.01 Definitions.

The following definitions shall apply to this Agreement:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the board of directors of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority.

“BCA” has the meaning set forth in the recitals.

“Block Trade” means any non-marketed underwritten offering taking the form of a block trade to a financial institution, “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or institutional “accredited” investor (as defined in Rule 501(a) of Regulation D under the Securities Act), bought deal, over-night deal or similar transaction that does not include “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days, the issuance of a “comfort letter” by the Company’s auditors, or the issuance of a legal opinion by the Company’s legal counsel.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

“CEO” means Jason Crabtree, the chief executive officer of the Company, or any entities wholly-owned by him.

“Class A Common Stock” means the shares of class A common stock, with a par value of $.0001 per share, of the Company.

“Class B Common Stock” means the shares of class B common stock, with a par value of $.0001 per share, of the Company.

“Closing” means the closing of the Transactions.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock, Class B Common Stock and any other shares of common stock of the Company issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).

“Company” has the meaning set forth in the preamble.

“Company Equity Interest” means Common Stock or any other equity securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity securities of the Company.

“control” (i) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act, and (ii) with respect to any Interest, means the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest.

“Demanding Holders” has the meaning set forth in Section 5.02(a).

“Demanding Registration Participants” has the meaning set forth in Section 5.02(b).

“Encumbrances” has the meaning set forth in the BCA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted), parents and such parent’s descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives or (iv) an endowed trust or other charitable foundation, but only if such individual or such individual’s executor or personal representative maintains control over all voting and disposition decisions.

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational, including any gaming authority and any contractor acting on behalf of such agency, commission, authority or governmental instrumentality.

“Interest” means the capital stock or other securities of the Company or any Affiliate of the Company or any other interest or financial or other stake therein, including, without limitation, the Company Equity Interests.

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Lock-up Period” has the meaning set forth in Section 2.01(a).

“Maximum Number of Securities” has the meaning set forth in Section 5.02(c).

“Minimum Amount” has the amount set forth in Section 5.02(a).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which they were made) not misleading.

“own” or “ownership” (and derivatives of such terms) means (i) ownership of record and (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act (but without regard to any requirement for a security or other interest to be registered under Section 12 of the Securities Act of 1933, as amended).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 5.03(a).

“Private Placement Warrants” means the 9,700,000 warrants purchased by Tailwind Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of September 3, 2020 by and among the Company and Tailwind Sponsor.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“QOMPLX Stockholder” means any Person who is a member of the QOMPLX Stockholder Group.

“QOMPLX Stockholder Group” means the Persons set forth on Schedule 1 hereto.

“QOMPLX Stockholder Group Representative” means Rationem, LLC.

“Registrable Securities” shall mean (i) any outstanding shares of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Stockholder as of the date hereof; (ii) the Private Placement Warrants, including the shares of Common Stock issued or issuable upon the exercise of any Private Placement Warrants; and (iii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws;

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any “comfort letters” required by or incident to such performance); and

(F) reasonable fees and expenses of one (1) legal counsel selected by a majority in interest of the Demanding Holders in connection with an Underwritten Offering.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representative” means, with respect to any Person, any director, officer, employee, consultant, financial advisor, counsel, accountant or other agent of such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders” means the QOMPLX Stockholders and the Tailwind Sponsor (including any holder of the Tailwind Founder Shares as of immediately prior to the consummation of the Transactions).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, does not directly or indirectly own or have the right to acquire any outstanding Common Stock.

“Transactions” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement, the BCA, the Ancillary Documents (as defined in the BCA) and any other agreements related to the Transactions.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of, any Interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any Interest owned by a Person; provided, that each of (A) any pledge of Interests made in connection with a margin loan (provided that at the time of such pledge, the Stockholder is not in possession of material non-public information regarding the Company); and (B) any bona fide mortgage, encumbrance or pledge to a financial institution or other third party in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof, shall not constitute a “Transfer” for purposes of Section 2.01 of this Agreement.

“Underwriter” or “Underwriters” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Offering Cap” has the meaning set forth in Section 5.02(a).

Article II.
RESTRICTIONS ON TRANSFER

Section 2.01 General Restrictions on Transfer.

(a) The Stockholders hereby agree and acknowledge that the shares of Common Stock held by the Stockholders immediately following the Closing (other than Common Stock acquired (i) in the public market, (ii) pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to a subscription agreement where the issuance of Common Stock occurs on or after the Closing or (iii) pursuant to the Bridge Financing Agreement (as defined in the BCA) or the PIPE Financing (as defined in the BCA)) shall be subject to the lock-up provisions set forth in Section 7.9 of the Company’s Bylaws (the “Lock-up Period”).

(b) Following the expiration of the Lock-up Period, the shares of Common Stock beneficially owned or owned of record by such Stockholder may be sold without restriction under this Agreement, other than the restriction set forth in Section 2.03(c) below.

(c) Notwithstanding anything to the contrary herein or in the Company’s Bylaws, the Stockholders hereby agree that any waiver, amendment or repeal of the provisions of Section 7.9 of the Bylaws (i) shall not make such restrictions more restrictive or apply for a longer period of time and (ii) that is not expressly contemplated by Section 7.9(c) of the Company’s Bylaws shall require the unanimous approval of the directors of the Company.

Section 2.02 Permitted Transfers

(a) Transfer to Third Party Purchaser. The provisions of Section 2.01 shall not apply to any Transfer by any Stockholder pursuant to a merger, stock sale, consolidation or other business combination of the Company with a Third Party Purchaser that results in a change in control of the Company.

(b) Transfers for Estate Planning. Notwithstanding Section 2.01, any Stockholder who is a natural Person, so long as the applicable transferee executes a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement applicable to such Stockholder, shall be permitted to make the following Transfers:

i. any Transfer of shares of Common Stock by such Stockholder to its Family Group without consideration (it being understood that any such Transfer shall be conditioned on the receipt of an undertaking by such transferee to Transfer such shares of Company Stock to the transferor if such transferee ceases to be a member of the transferor’s Family Group); provided, that no further Transfer by such member of such Stockholder’s Family Group may occur without compliance with the provisions of this Agreement or to a charitable organization; and

ii. upon the death of any Stockholder who is a natural Person, any distribution of any such shares of Common Stock owned by such Stockholder by the will or other instrument taking effect at death of such Stockholder or by applicable laws of descent and distribution to such Stockholder’s estate, executors, administrators and personal representatives, and then to such Stockholder’s heirs, legatees or distributees; provided, that a Transfer by such transferor pursuant to this Section 2.02(b)ii shall only be permitted if a Transfer to such transferee would have been permitted if the original Stockholder had been the transferor.

(c) Transfers to Affiliates. Notwithstanding Section 2.01, each Stockholder shall be permitted to Transfer from time to time any or all of the Common Stock owned by such Stockholder to (i) any of its wholly owned Affiliates, (ii) a person or entity wholly owning such Stockholder or (iii) in the case of Tailwind Sponsor, to its members.

(d) Transfers Pursuant to the Company’s Bylaws. Notwithstanding anything to the contrary contained herein, any Transfer that is permitted pursuant to Section 7.9(b) or any other provision of the Company’s Bylaws shall be permitted hereunder.

Section 2.03 Miscellaneous Provisions Relating to Transfers

(a) Legend. In addition to any legends required by Applicable Law, each certificate representing Common Stock shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT.”

(b) Prior Notice. Prior notice shall be given during the Lock-up Period to the Company by the transferor of any Transfer of any Common Stock permitted by Section 2.02(b) or Section 2.02(c). Prior to consummation of any such Transfer during the Lock-up Period or prior to any Transfer pursuant to which rights and obligations of the transferor under this Agreement are assigned in accordance with the terms of this Agreement, the transferring Stockholder shall cause the transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement. Upon any Transfer by any Stockholder of any of its Common Stock, in accordance with the terms of this Agreement and which is made in conjunction with the assignment of such Stockholder’s rights and obligations hereunder, the transferee thereof shall be substituted for, and shall assume all the rights and obligations (as a Stockholder and as a member of the Stockholder Group of the transferor) under this Agreement, of the transferor thereof.

(c) Compliance with Laws. Notwithstanding any other provision of this Agreement, each Stockholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock except as permitted under the Securities Act and other applicable federal or state securities laws.

(d) Null and Void. Any attempt to Transfer any Common Stock that is not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer and the purported transferee in any such purported Transfer shall not be treated as the owner of such Common Stock for any purposes of this Agreement.

(e) Removal of Legends. In connection with the written request of a Stockholder, following the expiration of the Lock-up Period, the Company shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing such Stockholder’s and/or its Affiliates’ or permitted transferee’s ownership of Common Stock, and the Company shall issue a certificate (or evidence of the issuance of securities in book-entry form) without such restrictive legend or any other restrictive legend to the holder of the applicable shares of Common Stock upon which it is stamped, if (i) such shares of Common Stock are registered for resale under the Securities Act and the registration statement for such Company Equity Interests has not been suspended pursuant to Section 5.04 hereof or as otherwise required by the Securities Act, the Exchange Act or the rules and regulations of the SEC promulgated thereunder, (ii) such shares of Common Stock are sold or transferred pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (“Rule 144”) (but with no volume, current public information or other restrictions or limitations), or (iii) such shares of Common Stock are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without restrictions. Following the earlier of (A) the effective date of a Registration Statement registering such shares of Common Stock or (B) Rule 144 becoming available for the resale of such shares of Common Stock without restrictions, the Company, upon the written request of the Stockholder or its permitted transferee and the provision by such person of an opinion of reputable counsel reasonably satisfactory to the Company and the Company’s transfer agent solely to the extent required by the Company’s transfer agent, shall instruct the Company’s transfer agent to remove the legend from such shares of Common Stock (in whatever form) and shall cause Company counsel to issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent, Company counsel, or otherwise) associated with the removal of such legend (except for any provision of the legal opinion by the Stockholder or its permitted transferee to the transfer agent referred to above) shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than five (5) Business Days following the delivery by any Stockholder or its permitted transferee to the Company or the transfer agent (with notice to the Company) of a legended certificate (if applicable) representing such shares of Common Stock and, to the extent required, a seller representation letter representing that such shares of Common Stock may be sold pursuant to Rule 144, and a legal opinion of reputable counsel reasonably satisfactory to the Company and the transfer agent solely to the extent required by the Company’s transfer agent, deliver or cause to be delivered to the holder of such Company Equity Interests a certificate representing such shares of Common Stock (or evidence of the issuance of such shares of Common Stock in book-entry form) that is free from all restrictive legends.

Article III.
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Stockholders. Each Stockholder hereby, severally and not jointly, represents and warrants to the Company and each other Stockholder as of the date of this Agreement that:

(a) if such Stockholder is not a natural Person, such Stockholder is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b) the execution and delivery of this Agreement, the performance of by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of such Stockholder, and that such Stockholder has duly executed and delivered this Agreement;

(c) this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority, except as set out in the BCA or any Ancillary Document (as defined in the BCA);

(e) the execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) if such Stockholder is not a natural Person, conflict with or result in any violation or breach of any provision of any of the organizational documents of such Stockholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law applicable to such Stockholder, or (iii) except as would not reasonably be expected to have a material adverse effect on the ability of the Stockholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder, require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Stockholder is a party and which has not been obtained prior to or on the date of this Agreement;

(f) except for this Agreement, the BCA or any Ancillary Document (as defined in the BCA), such Stockholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to any Company Equity Interests, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with the Company or any other Stockholder); and

(g) such Stockholder has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Stockholders under this Agreement.

Section 3.02 Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder that as of the date of this Agreement:

(a) the Company is duly organized and validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b) the execution and delivery of this Agreement, the performance of by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of the Company, and the Company has duly executed and delivered this Agreement;

(c) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority, except as set out in the BCA or any Ancillary Document (as defined in the BCA);

(e) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of the Company, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Company is a party;

(f) except for this Agreement, the BCA or any Ancillary Document (as defined in the BCA), the Company has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with any Stockholder); and

(g) the Company has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Stockholders under this Agreement.

Article IV.
TERM AND TERMINATION

Section 4.01 Termination.

This Agreement shall terminate upon the earliest of:

(a) the date on which none of the Stockholders hold any Common Stock;

(b) the dissolution, liquidation, or winding up of the Company; or

(c) upon the unanimous written agreement of the Stockholders.

Section 4.02 Effect of Termination.

(a) The termination of this Agreement shall terminate all further rights and obligations of the Stockholders under this Agreement except that such termination shall not affect:

i. the existence of the Company;

ii. the obligation of any party to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

iii. the rights which any Stockholder may have by operation of law as a stockholder of the Company; or

iv. the rights contained herein which are intended to survive termination of this Agreement.

(b) The following provisions shall survive the termination of this Agreement: this Section 4.02, Section 5.05, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.09, Section 6.10, Section 6.11, Section 6.13, Section 6.14 and Section 6.15.

(c) Notwithstanding anything to the contrary in this Agreement, the covenants, agreements and obligations under the Agreement, other than those that expressly contemplate performance at or prior to the Closing, shall be subject to, and conditioned upon the occurrence of, and effective as of the Closing, and in the event that the BCA is terminated in accordance with its terms, then this Agreement, and all covenants, agreements and covenants herein, shall automatically terminate, without any notice or other action by any party hereto, and be void ab initio.

Article V.

Registration Rights

Section 5.01 Registration Statement.

The Company shall, as soon as practicable after the Closing, but in any event within thirty (30) days following the date of this Agreement, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Stockholders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 5.01 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) sixty (60) days (or ninety (90) days if the Commission notifies the Company that it will “review” the Registration Statement) after the date of this Agreement and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this Section 5.01 shall be on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Stockholder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 5.01 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Stockholders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 5.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Stockholders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 5.01, but in any event within two (2) Business Days of such date, the Company shall notify the Stockholders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 5.01 (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

Section 5.02 Underwritten Offering.

(a) In the event that following the expiration of the Lock-up Period, any Stockholder(s) holding more than 1,500,000 shares of Registrable Securities elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering of all or part of such Registrable Securities that are registered by such Registration Statement and reasonably expects aggregate gross proceeds in excess of $10,000,000(the “Minimum Amount”) from such Underwritten Offering, then the Company shall, upon the written demand of such Stockholders (any such Stockholder a “Demanding Holder” and, collectively, the “Demanding Holders”), enter into an underwriting agreement in a form as is customary in an Underwritten Offering of equity securities with the managing Underwriter or Underwriters selected by the Company after consultation with the Demanding Holders and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than one (1) Underwritten Offering per calendar quarter pursuant to this Section 5.02 for the Stockholders (the “Underwritten Offering Cap”); provided further that if an Underwritten Offering is commenced but terminated prior to the pricing thereof for any reason, such Underwritten Offering will not be counted as an Underwritten Offering pursuant to this Section 5.02.

(b) Notice. In addition, the Company shall give prompt written notice to each other Stockholder regarding such proposed Underwritten Offering, and such notice shall offer such Stockholder the opportunity to include in the Underwritten Offering such number of Registrable Securities as each such Stockholder may request. Except in the event of an Underwritten Offering in the form of a Block Trade, each such Stockholder shall make such request in writing to the Company within two (2) Business Days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder (any such Stockholder, a “Demand Registration Participant” and, collectively, the “Demand Registration Participants”). In connection with any Underwritten Offering contemplated by this Section 5.02, the underwriting agreement into which each Demanding Holder, each Demand Registration Participant and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 5.05) and other rights and obligations as are customary in an underwritten offering of equity securities. No Demanding Holder or Demand Registration Participant shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Demanding Holder’s or Demand Registration Participant’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

(c) Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Demand Registration Participant that the dollar amount or number of Registrable Securities that the Demanding Holders and Demand Registration Participant desire to sell, taken together with all Common Stock or other equity securities that the Company or any other Stockholder desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

i. first, the Registrable Securities of the Demanding Holders and Demand Registration Participants pro rata based on the respective number of Registrable Securities that each Demanding Holder and Demand Registration Participant has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and Demand Registration Participants have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

ii. second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

iii. third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) and clause (ii), Common Stock or other equity securities of (x) other Stockholders who have elected to participate in the Underwritten Offering pursuant to Section 5.02(a) or (y) persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons, pro rata, which can be sold without exceeding the Maximum Number of Securities.

(d) A Demanding Holder or Demand Registration Participant shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this Section 5.02 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the pricing of such Underwritten Offering and such withdrawn amount shall no longer be considered an Underwritten Offering; provided, however, that upon the withdrawal of an amount of Registrable Securities that results in the remaining amount of Registrable Securities included by the Demanding Holders and Demand Registration Participants in such Underwritten Offering being less than the Minimum Amount, the Company shall cease all efforts to complete the Underwritten Offering and, for the avoidance of doubt, such Underwritten Offering shall not count against the Underwritten Offering Cap. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 5.02(d).

(e) If the Company receives a request from any Stockholder(s) owning Registrable Securities with a then-current estimated market value of at least $25,000,000 that the Company effect the sale of all or any portion of such Registrable Securities in an Underwritten Offering in the form of a Block Trade, then the Company shall, as expeditiously as possible, cooperate and effect the offering in such Block Trade of the Registrable Securities for which such requesting Holder has requested such offering, without giving any effect to any required notice periods or delivery of notices to any other Holders. Any offering conducted as a Block Trade will not count as an Underwritten Offering for purposes of Section 5.02(a).

Section 5.03 Piggyback Registration Rights.

(a) If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an Underwritten Offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company on a form that would permit registration of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) on Form S-4, then the Company shall give written notice of such proposed filing to all of the Stockholders as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Stockholders the opportunity to register the sale of such number of Registrable Securities as such Stockholders may request in writing within twenty (20) days after receipt of such written notice (in the case of an “overnight” or “bought” offering, such requests must be made by the Stockholders within two (2) Business Days after the delivery of any such notice by the Company) (such Registration a “Piggyback Registration”); provided, however, that if the Company has been advised by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Stockholders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to the Stockholders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Stockholders shall be determined based on the provisions of Section 5.03(b).

(b) Subject to Section 5.03(a), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Stockholders pursuant to this Section 5.03 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Stockholder is received within the specified time, each such Stockholder shall have no further right to participate in such Underwritten Offering. All such Stockholders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 5.03 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(c) If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Stockholders participating in the Piggyback Registration that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Stockholders hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 5.02, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

i. If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration:

(A) first, shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), pro rata to the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to Section 5.03 hereof; and

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

ii. If the Registration is pursuant to a request by persons or entities other than the Stockholders, then the Company shall include in any such Registration

(A) first, shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Stockholders, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), pro rata to the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to Section 5.03 hereof;

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

iii. Any Stockholder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the pricing of such Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 5.03.

(d) For purposes of clarity, any Registration effected pursuant to Section 5.03 hereof shall not be counted as a Registration effected under Section 5.02 hereof.

Section 5.04 Company Procedures.

(a) General Procedures. The Company shall use its reasonable best efforts to effect the Registration of Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable:

i. prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all of such Registrable Shares have been disposed of (if earlier) in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

ii. prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Stockholders included in such Registration, and to the legal counsel selected by such Stockholders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration (including each preliminary Prospectus), and such other documents as the Underwriters and the Stockholders included in such Registration or the legal counsel for any such Stockholders may request in order to facilitate the disposition of the Registrable Securities owned by such Stockholders.

iii. prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Stockholders included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Stockholders included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

iv. cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

v. provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

vi. advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

vii. at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

viii. notify the Stockholders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 5.04(c)Section 5.04 hereof;

ix. permit a representative of the Stockholders (such representative to be selected by a majority of the participating Stockholders), the Underwriters, if any, and any attorney or accountant retained by such Stockholders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Stockholder or Underwriter or any information regarding any Stockholder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Stockholder or Underwriter and providing each such Stockholder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

x. obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Stockholders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Stockholders;

xi. on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Stockholders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Stockholders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Stockholders;

xii. in the event of an Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

xiii. make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

xiv. if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $35,000,000, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in an Underwritten Offering; and

xv. otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Stockholders, in connection with such Registration.

(b) Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Stockholders that the Stockholders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Stockholders.

(c) Requirements for Participation in an Underwritten Offering. No person may participate in an Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in an underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangement.

(d) Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Stockholders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed (any such period, a “Suspension Period”). If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose (any such period, a “Blackout Period”. In the event the Company exercises its rights under the preceding sentence, the Stockholders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Stockholders of the expiration of any period during which it exercised its rights under this Section 6.04(d). Notwithstanding anything to the contrary in this Section 6.04, in no event shall any Suspension Period or any Blackout Period continue for more than ninety (90) days in the aggregate during any 365-day period.

(e) Reporting Obligations. As long as any Stockholder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Stockholders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell shares of Common Stock held by such Stockholder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Stockholder, the Company shall deliver to such Stockholder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 5.05 Indemnification and Contribution

(a) The Company agrees to indemnify, to the extent permitted by law, each Stockholder, its officers, agents and directors and each person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Stockholder.

(b) In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) caused by any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Stockholders of Registrable Securities, and the liability of each such Stockholder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Registration Statement. The Stockholders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c) Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the prior written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Article V shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Stockholder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Stockholder’s indemnification is unavailable for any reason.

(e) If the indemnification provided under Section 5.05 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Stockholder under this Section 5.05(e) shall be limited to the amount of the net proceeds received by such Stockholder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 5.05(a), (b) and (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection Section 5.05(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5.05(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.05(e) from any person who was not guilty of such fraudulent misrepresentation.

Section 5.06 Miscellaneous Registration Rights Provisions

(a) Prior to the expiration of the Lock-up Period, no Stockholder may assign or delegate such Stockholder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with such Transfer of Registrable Securities pursuant to Section 2.02.

(b) Other Registration Rights. The Company represents and warrants that no Person, other than a Stockholder, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person except as provided herein, the PIPE Subscription Agreement (as defined in the BCA), or the Bridge Financing Agreement (as defined in the BCA). Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Article VI.

MISCELLANEOUS

Section 6.01 Release of Liability.

In the event any Stockholder shall Transfer all of the Common Stock held by such Stockholder in compliance with the provisions of this Agreement (including, without limitation, if accompanied with the assignment of rights and obligations hereunder, the execution and delivery by the transferee of a Joinder Agreement) without retaining any interest therein, then such Stockholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer, except in the case of fraud or intentional misconduct.

Section 6.02 Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) when delivered in person or by a nationally recognized overnight courier (with written confirmation of receipt), (b) upon receipt of confirmation of successful transmission if sent by facsimile or e-mail or (c) upon receipt if sent by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

If to any of the QOMPLX Stockholder Group:

QOMPLX, Inc.
1775 Tysons Blvd Suite 800,
Tysons, VA 22102

Attn: Jason Crabtree

[Redacted]

E-mail: [Redacted]

with a copy to (which shall not constitute notice):

King & Spalding LLP

1650 Tysons Boulevard, Suite 400

McLean, VA 22102

Attn: Thomas J. Knox

Daniel R. Kahan

E-mail: tknox@kslaw.com

dkahan@kslaw.com

If to the Company to:

QOMPLX, Inc.
1775 Tysons Blvd Suite 800,
Tysons, VA 22102

Attn: Jason Crabtree

[Redacted]

E-mail: [Redacted]

with a copy to (which shall not constitute notice):

King & Spalding LLP

1650 Tysons Boulevard, Suite 400

McLean, VA 22102

Attn: Thomas J. Knox

Daniel R. Kahan

E-mail: tknox@kslaw.com

dkahan@kslaw.com

If to Tailwind Sponsor to:

1545 Courtney Ave
Los Angeles, California 90046
Attn: Chris Hollod
E-mail: [Redacted]

in each case, with copies to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn: Christian O. Nagler
Peter S. Seligson
Aaron M. Schleicher
E-mail: cnagler@kirkland.com
peter.seligson@kirkland.com
aaron.schleicher@kirkland.com

Section 6.03 Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 6.04 Headings.

The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

Section 6.05 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 6.06 Entire Agreement.

This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 6.07 Amendment and Modification; Waiver.

This Agreement may be amended only by a written instrument signed by (a) the Company, (b) the QOMPLX Stockholder Group Representative (for so long as the QOMPLX Stockholder Group continues to own Common Stock), and (c) Tailwind Sponsor (for so long as Tailwind Sponsor continues to own Common Stock); provided, however, that no such amendment shall materially and adversely change the rights or obligations of any Stockholder without the written approval of such affected Stockholder. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The Company shall not waive any provision of this Agreement without the written consent of (x) the QOMPLX Stockholder Group Representative (for so long as the QOMPLX Stockholder Group continues to own Common Stock) and (y) Tailwind Sponsor (for so long as Tailwind Sponsor continues to own Common Stock).

Section 6.08 QOMPLX Stockholder Group Representative. Each QOMPLX Stockholder hereby irrevocably and unconditionally authorizes and appoints the QOMPLX Stockholder Group Representative as representative of the QOMPLX Stockholder Group for all purposes of Section 6.07. Any action taken or any exercise of powers under Section 6.07 by the QOMPLX Stockholder Group Representative shall be binding on each QOMPLX Stockholder for purposes thereof, shall be deemed to be taken or exercised by each QOMPLX Stockholder, and the Company and other Stockholders shall be entitled to assume that any action taken by the QOMPLX Stockholder Group Representative for purposes of Section 6.07 is binding on all of QOMPLX Stockholders, and the parties shall be entitled to rely on the same without being required to make further enquiries in respect thereof. None of the Company or any of the Stockholders shall have any obligation to monitor or supervise the QOMPLX Stockholder Group Representative. None of the Company or the Stockholders shall be liable to any QOMPLX Stockholder for any action taken or omitted to be taken by the QOMPLX Stockholder Group Representative. Each QOMPLX Stockholder hereby irrevocably and unconditionally releases and waives any and all claims and demands of any kind whatsoever (whether existing now or in the future, including with respect to contingent liabilities), such Stockholder may have against the QOMPLX Stockholder Group Representative in relation to the performance (or non-performance) of any of the rights and duties of the QOMPLX Stockholder Group Representative pursuant to Section 6.07, except in the case of fraud or willful misconduct by the QOMPLX Stockholder Group Representative.

Section 6.09 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect; provided that a Stockholder may assign any and all of its rights under this Agreement (whether its personal rights or its rights as a member of the QOMPLX Stockholder Group, if applicable), together with its Common Stock, to a permitted assignee or transferee in compliance with Article II hereof (and such transferee or assignee shall be deemed to be a member of the any of the above mentioned groups to which the transferor belonged).

Section 6.10 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.11 Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

Section 6.12 Equitable Remedies.

Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement.

Section 6.13 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.14 Jurisdiction and Venue; Waiver of Jury Trial.

Each party hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court therein in connection with any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO, AND AGREES NOT TO REQUEST, TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.15 Termination of QOMPLX Stockholders Arrangements

Each QOMPLX Stockholder hereby agrees and agrees to cause its applicable Affiliates to, and the Company hereby agrees to take all reasonable actions necessary to terminate, effective as of the Closing, each of the Company Stockholder Agreements (as defined in the BCA) and any other agreement with Company to which such QOMPLX Stockholder or any of its Affiliates is a party and, by its terms, terminates upon a public offering of QOMPLX securities. Each QOMPLX Stockholder hereby acknowledges and agrees, and agrees to cause its applicable affiliates to acknowledge and agree, that for the purposes of each of the agreements (if any) to which such Stockholder is a party with the Company that, by its terms, is to automatically terminate upon a public offering of any securities of QOMPLX, the consummation of the Transactions shall be deemed to constitute such a public offering and that such agreements shall terminate in accordance with such terms, effective as of the Closing.

Section 6.16 Additional Securities Subject to Agreement

Each Stockholder agrees that any other Company Equity Interests which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of warrants or options, purchase or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 6.17 Further Assurances

Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company:
Tailwind Acquisition Corp.

By:	/s/ Chris Hollod
	Name:	Chris Hollod
	Title:	Chief Executive Officer

Tailwind Sponsor:

Tailwind Sponsor LLC

By:	/s/ Philip Krim
	Name:	Philip Krim
	Title:	Manager

QOMPLX Stockholders:

CANNAE HOLDINGS, LLC

By:	/s/ Michael Gravelle
Name:	Michael Gravelle
Title:	Managing Director

BILCAR, LLC

By:	/s/ William P. Foley, II
Name:	William P. Foley, II
Title:	Manager

CLAYTON H. DEGIACINTO

By:	/s/ Clayton H. DeGiacinto

WILLIAM GLIDEWELL

By:	/s/ William Glidewell

ARNOLD L. CHASE

By:	/s/ Arnold L. Chase

CHD IRA LLC

By:	/s/ Clayton H. DeGiacinto
Name:	Clayton H. DeGiacinto
Title:	Manager

CHERYL A. CHASE INVESTMENT TRUST

By:	/s/ Cheryl A. Chase
Name:	Cheryl A. Chase
Title:	Trustee

CONAN WARD

By:	/s/ Conan Ward

CRABTREE 2021 GRAT AND SPOUSAL TRUST

By:	/s/ William P. Foley, II
Name:	William P. Foley, II
Title:	Manager

CRABTREE DYNASTY TRUST

By:	/s/ Clayton H. DeGiacinto
Name:	Clayton H. DeGiacinto
Title:	Trustee

CRABTREE FAMILY FLINT CREEK TRUST

By:	/s/ Clayton H. DeGiacinto
Name:	Clayton H. DeGiacinto
Title:	Trustee

CW INVESTMENT COMPANY, LLC

By:	/s/ Conan Ward
Name:	Conan Ward
Title:	Manager

DEGIANCINTO FAMILY 2016 EXEMPT TRUST

By:	/s/ Scott Schaecher
Name:	Scott Schaecher
Title:	Trustee

DEGIANCINTO FAMILY 2016 NON-EXEMPT TRUST

By:	/s/ Scott Schaecher
Name:	Scott Schaecher
Title:	Trustee

DEGIANCINTO FAMILY 2020 EXEMPT SPOUSAL TRUST

By:	/s/ Caren Schaecher
Name:	Caren Schaecher
Title:	Trustee

EXPONENTIAL PARTNERS

By:	/s/ Pat Wilkison
Name:	Pat Wilkison
Title:	Manager Partner

EBY BROTHERS INVESTMENTS, LLC

By:	/s/ Matthew Eby
Name:	Matthew Eby
Title:

JASON CRABTREE

By:	/s/ Jason Crabtree

JOHN FERRARI

By:	/s/ John Ferrari

RATIONEM, LLC

By:	/s/ Jason Crabtree
Name:	Jason Crabtree
Title:	Managing Member

REDLEG CAPITAL LLC

By:	/s/ Clayton H. DeGiacinto
Name:	Clayton H. DeGiacinto
Title:	Manager

TENGRAM CAPITAL PARTNERS, LP

By:	/s/ Matthew Eby
Name:	Matthew Eby
Title:	Managing Partner

THE ARNOLD L. CHASE INVESTMENT TRUST

By:	/s/ Arnold L. Chase
Name:	Arnold L. Chase
Title:	Trustee

THE DAFFRON NEXT GENERATION TRUST

By:	/s/ Linda Ann Daffron
Name:	Linda Ann Daffron
Title:	Trustee

MVF PATTERN ACQUISITION, LP

By:	/s/ Rob Heyvaert
Name:	Rob Hayvaert
Title:	Managing Partner